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                                                                      EXHIBIT 12

SUPERVALU INC. and Subsidiaries
Ratio of Earnings to Fixed Charges
(unaudited)

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
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                          First     Fiscal Year    Fiscal Year    Fiscal Year    Fiscal Year    Fiscal Year
                         Quarter        End            End            End            End            End
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(in thousands, except    June 15,   February 23,   February 24,   February 26,   February 27,   February 28,
ratios)                   2002          2002           2001           2000           1999           1998
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
Earnings before
income taxes             $122,439     $331,998       $139,590      $445,393       $316,261        $384,780
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Less undistributed
earnings of less than
fifty percent owned
affiliates:                (5,428)     (13,450)        (9,429)       (6,605)        (5,943)         (7,388)
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Earnings before
income taxes              117,011      318,548        130,161       438,788        310,318         377,392
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Interest expense           58,052      194,294        212,898       154,482        124,111         133,619
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Interest on operating
leases                     13,623       35,971         29,047        23,838         18,574          18,010
                         --------     --------       --------      --------       --------        --------
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                         $188,686     $548,813       $372,106      $617,108       $453,003        $529,021
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Total fixed charges        71,675      230,265        241,945       178,320        142,685         151,629
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Ratio of earnings to
fixed charges                2.63         2.38           1.54          3.46           3.17            3.49
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